SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Harbin Electric Inc.
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(Name of Registrant as Specified In Its Charter)

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Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin
People’s Republic of China

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 17, 2006

Dear Stockholders:

NOTICE IS HEREBY GIVEN that an Annual Meeting of the Stockholders of Harbin Electric, Inc., a Nevada corporation (the “Company”), will be held at the Company’s US office at 2 Penn Center, 2nd Floor Conference Room, Philadelphia, PA 19102 on November 17, 2006 at 11 a.m. Eastern Standard time, for the purposes of considering and acting upon the following proposals:

1.    To elect the Company’s board of directors (the “Board of Directors”) to serve until the next annual meeting of stockholders held to elect directors and until their successors are elected and qualified; and

2.    To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on October 18, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. You are urged to fill in the enclosed proxy and to sign and forward it in the enclosed business reply envelope, which requires no postage if mailed in the United States. It is important that your shares be represented at the meeting. Any stockholder who signs and sends in a proxy may revoke it by executing a new proxy with a later date, by written notice of revocation to the Secretary of the Company at any time before it is voted, or by attending the meeting and voting in person. Your vote is important regardless of the number of shares of stock that you hold.

By order of the Board of Directors

Chairman of the Board of Directors and Chief Executive Officer

October 25, 2006

Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin
People’s Republic of China

________________

PROXY STATEMENT
________________

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors”) of Harbin Electric, Inc., a Nevada corporation (the “Company”), for use at the Annual Meeting of the Stockholders to be held at the US office of the Company at 2 Penn Center, 2nd Floor Conference Room, Philadelphia, PA 19102 on November 17, 2006 at 11 a.m. Eastern Standard time, and at any and all adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Director’s Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

These proxy solicitation materials, together with the Company’s annual report in the form of Form 10-KSB for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission (“SEC”), are being mailed to stockholders on or about October 25, 2006.

All proxies which are properly completed, signed and returned to us prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the instructions you give on the proxy. You may revoke your proxy at any time before it is voted either by filing with the Secretary of the Company, at its US office, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person.

RECORD DATE AND VOTING

The close of business on October 18, 2006 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. As of the record date, we had outstanding 16,600,451 shares of common stock, par value $0.00001 per share.

The presence, in person or by proxy, of a majority of the outstanding shares of common stock is required to establish a quorum. Each stockholder of record is entitled to one vote for each share held on all matters to come before the meeting. All proxies which are returned will be counted by the inspector of elections or the Secretary of the Company in determining the presence of a quorum and on each issue to be voted on for which a vote was cast. An abstention from voting or a broker non-vote will be counted for purposes of determining the presence of a quorum, but will not be counted in the voting process.

The shares represented by proxies that are returned properly signed will be voted in accordance with each stockholder’s directions. If the proxy card is signed and returned without direction as to how the shares are to be voted, the shares will be voted as recommended by the Board of Directors.

The terms “Harbin,” the “Company,” “we,” “us,” or “our” refer to Harbin Electric, Inc., a Nevada corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock by:

(i)	each person known to beneficially own more than five percent of our common stock;

(ii)	each of our directors, nominees, and executive officers; and

(iii)	all of our directors and executive officers as a group.

The number of shares beneficially owned by each director, nominee or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power. In addition, beneficial ownership includes any shares that the individual has the right to acquire within 60 days. Unless otherwise indicated, each person listed below has sole investment and voting power (or shares such powers with his or her spouse). In certain instances, the number of shares listed includes (in addition to shares owned directly) shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest.

		Amount of
		Beneficial	Percentage of
Title of Class	Name and Address of Beneficial Owner	Ownership	Class (1)
Common	Tianfu Yang	9,757,500(2)	58.8%
Stock	Harbin Electric, Inc.
	No. 9 Ha Ping Xi Lu
	Ha Ping Lu Ji Zhong Qu
	Harbin Kai Fa Qu, Harbin
	People’s Republic of China 150060
Common	Suofei Xu	605,000(3)	3.6
Stock	Harbin Electric, Inc.
	No. 9 Ha Ping Xi Lu
	Ha Ping Lu Ji Zhong Qu
	Harbin Kai Fa Qu, Harbin
	People’s Republic of China 150060
Common	Tianli Yang	605,000(4)	3.6
Stock	Harbin Electric, Inc.
	No. 9 Ha Ping Xi Lu
	Ha Ping Lu Ji Zhong Qu
	Harbin Kai Fa Qu, Harbin
	People’s Republic of China 150060
Common	Zedong Xu	455,000(5)	2.7
Stock	Harbin Electric, Inc.
	No. 9 Ha Ping Xi Lu
	Ha Ping Lu Ji Zhong Qu
	Harbin Kai Fa Qu, Harbin
	People’s Republic of China 150060
Common	Ching Chuen Chan	43,750(6)	0.3
Stock	Harbin Electric, Inc.
	No. 9 Ha Ping Xi Lu
	Ha Ping Lu Ji Zhong Qu
	Harbin Kai Fa Qu, Harbin
	People’s Republic of China 150060
Common	Patrick McManus	46,250(7)	0.3
Stock	Harbin Electric, Inc.
	2 Penn Center, Suite 1306
	Philadelphia, PA 19102
Common	David Gatton	46,250(8)	0.3
Stock	Harbin Electric, Inc.
	2 Penn Center, Suite 1306
	Philadelphia, PA 19102
Common	Feng Bai	86,667(9)	0.5
Stock	Harbin Electric, Inc.
	2 Penn Center, Suite 1306
	Philadelphia, PA 19102
Common	Yunyue Ye	45,000	0.3
Stock	Harbin Electric, Inc.
	No. 9 Ha Ping Xi Lu
	Ha Ping Lu Ji Zhong Qu
	Harbin Kai Fa Qu, Harbin
	People’s Republic of China 150060
Common	Christopher Hsu	12,475,638(10)	64.6
Stock	Citadel Equity Fund Ltd.
	c/o Citadel Investment Group (Hong Kong) Limited
	Chater House, 18th Floor

	8 Connaught Road
	Central, Hong Kong

Common	Oliver Weisberg	12,475,638(11)	64.6
Stock	Citadel Equity Fund Ltd.
	c/o Citadel Investment Group (Hong Kong) Limited
	Chater House, 18th Floor
	8 Connaught Road
	Central, Hong Kong

Common	First Wilshire Securities Management, Inc.	1,061,782(12)	6.4
Stock
Common	Citadel Equity Fund Ltd.	12,475,638(13)	64.6
Stock
Common	Shares of all directors and executive officers as a	11,558,750(14)	69.0
Stock	group (9 persons)

(1)	Based on 16,600,451 shares of common stock outstanding as of October 25, 2006.

(2)	Includes options to acquire 7,500 shares of common stock exercisable within 60 days of October 25, 2006.

(3)	Includes options to acquire 5,000 shares of common stock exercisable within 60 days of October 25, 2006.

(4)	Includes options to acquire 5,000 shares of common stock exercisable within 60 days of October 25, 2006.

(5)	Includes options to acquire 5,000 shares of common stock exercisable within 60 days of October 25, 2006.

(6)	Includes options to acquire 43,750 shares of common stock exercisable within 60 days of October 25, 2006.

(7)	Includes options to acquire 46,250 shares of common stock exercisable within 60 days of October 25, 2006.

(8)	Includes options to acquire 46,250 shares of common stock exercisable within 60 days of October 25, 2006.

(9)	Includes options to acquire 20,000 shares of common stock exercisable within 60 days of October 25, 2006. Feng Bai’s securities are held in the name of Lighthouse Consulting Ltd.

(10)	Mr. Hsu is a Director in the Special Situations – Asia Group of Citadel Investment Group and, as such, may be deemed to beneficially own all shares beneficially owed by Citadel Equity Fund. Mr. Hsu disclaims beneficial ownership of any such shares.

(11)	Mr. Weisberg is a Managing Director and Head of the Special Situations – Asia Group at Citadel Investment Group and, as such, may be deemed to beneficially own all shares beneficially owed by Citadel Equity Fund. Mr. Weisberg disclaims beneficial ownership of any such shares.

(12)	First Wilshire Securities Management, Inc. (“First Wilshire”) filed a Schedule 13G with the SEC on September 30, 2005 in which it reported beneficial ownership of 1,061,782 shares of common stock, consisting of sole voting power over 1,500 shares of common stock and sole dispositive power over 1,060,282 shares of common stock. The business address for First Wilshire is 600 South Lake Street, Suite 100, Pasadena, California 91106-3955.

(13)	Citadel Limited Partnership, an Illinois limited partnership (“CLP”), Citadel Investment Group, L.L.C., a Delaware limited liability company (“CIG”), Citadel Investment Group (Hong Kong) Limited, a Hong Kong company (“CIGHK”), Kenneth Griffin, a natural person (“Griffin”), Citadel Wellington LLC, a Delaware limited liability company (“CW”), Citadel Kensington Global Strategies Fund Ltd., a Bermuda company (“CKGSF”) and Citadel Equity Fund Ltd., a Cayman Islands company (“CEF,” and collectively, together with CLP, CIG, CIGHK, Griffin, CW and CKGSF, the “Citadel Group”) filed a Schedule 13D with the SEC on September 11, 2006 in which the Citadel Group reported beneficial ownership of 12,475,638 shares of common stock, consisting of sole voting power over no shares of common stock, shared dispositive power of 12,475,638 shares of common stock, sole dispositive power over no shares of common stock and shared dispositive power over 2,725,638 shares of common stock and which includes 9,757,500 shares of the common stock beneficially owned by Tianfu Yang, excluding 7,500 shares that Mr. Yang may acquire upon exercise of options within 60 days of the date thereof, over which the Citadel Group may be deemed to have shared voting power pursuant to a Voting Agreement, dated as of August 30, 2006, among Citadel Equity Fund Ltd., the Company and Mr. Yang, under which Mr. Yang has agreed to vote all shares of the common stock of the Company owned by him to ensure that nominees of Citadel are elected to the Board of Directors. The business address for the Citadel Group is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.

(14)	Includes aggregate options to acquire 158,750 shares of common stock exercisable within 60 days of October 25, 2006.

OUR BOARD OF DIRECTORS

Committees

Our Board of Directors has an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation Committee. Our Board of Directors has determined that David Gatton, Patrick McManus, and Ching Chuen Chan, the members of these committees, are “independent directors” under the current independence standards of NASDAQ Marketplace Rule 4200(a)(15) and meet the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board of Directors has also determined that these persons have no material relationships with us – either directly or as a partner, stockholder or officer of any entity – which could be inconsistent with a finding of their independence as members of our Board of Directors. The committees and the committee members are listed below:

1. Audit Committee: Patrick McManus, CPA (Chairman), David Gatton, and Ching Chuen Chan

2. Nominating and Corporate Governance Committee: Ching Chuen Chan (Chairman), Patrick McManus, and David Gatton

3. Compensation Committee: David Gatton (Chairman), Patrick McManus, and Ching Chuen Chan

Each committee is required by its respective charter to meet at least once a year.

Nominating and Corporate Governance Committee

The function of the Nominating and Corporate Governance Committee is to assist and advise the Board of Directors with respect to:

  identifying individuals qualified to become members of the Board of Directors;

  recommending to the Board of Directors the director nominees for the next annual meeting of stockholders;

  evaluating the overall functioning and performance of the Board of Directors and its committees; and

  developing and overseeing a set of corporate governance guidelines for the Company.

The Nominating and Corporate Governance Committee has a charter, a current copy of which is included as Appendix A. The Nominating and Corporate Governance Committee evaluates all nominees, including current directors who may be up for re-election, based on several different professional criteria and in accordance with the minimum requirements as established in its charter and in the Company’s Articles of Incorporation and Bylaws. The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. Stockholders can recommend qualified candidates for the Board of Directors by submitting the candidate’s name and qualifications to: Ching Chuen Chan. Chairman, Nominating and Corporate Governance Committee, Harbin Electric, Inc., 2 Penn Center, Suite 1306, Philadelphia, PA 19102. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee was recommended by a stockholder. Among other things, the Nominating and Corporate Governance Committee takes into account, when acting upon nominees, factors such as familiarity with the industry in which the Company operates, experience in working with China-based companies, the relevant expertise of its directors and director nominees, whether the director or nominee would be considered independent, the time that the director or nominee will be able to devote to Company matters, experience with US public companies, language skills and other factors. The Nominating and Corporate Governance Committee believes that it is appropriate to include representation of senior management on the board of directors. The Nominating and Corporate Governance Committee was formed subsequent to the appointment of the Board of Directors in 2005 and thus did not have any formal meetings during 2005. The Nominating and Corporate Governance Committee has approved and recommended the nominees for election as director at this Annual Meeting of Stockholders.

Audit Committee

The function of the Audit Committee is to provide assistance to the Board of Directors in fulfilling its oversight responsibility to stockholders, potential stockholders, the investment community and others relating to:

  the integrity of the Company’s financial statements;

  the financial reporting process;

  the systems of internal accounting and financial controls;

  the performance of the Company’s internal audit function and independent auditors;

  the independent auditors’ qualifications and independence; and

  the Company’s compliance with ethics policies and legal and regulatory requirements.

The Audit Committee met five times during 2005. The Board of Directors has adopted a written charter for the Audit Committee, which is included as Appendix B.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2005 with management, and has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent auditors the independent auditors’ independence; and based on the review and discussions referred above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 for filing with the SEC.

AUDIT COMMITTEE

Patrick McManus, CPA (Chairman)
David Gatton
Ching Chuen Chan

Compensation Committee

The function of the Compensation Committee is to evaluate, recommend to the Board of Directors, and/or determine, the compensation levels of the Company’s executives, including the Chief Executive Officer; and the equity allocations relating to the Company’s equity programs.

No member of our Compensation Committee has at any time been an officer or employee of ours or our subsidiaries. No interlocking relationship exists between our Board of Directors or Compensation Committee and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past. The Compensation Committee met on 2 occasions during 2005.

Board Meetings

The total number of meetings of the Board of Directors, including regularly scheduled and special meetings, which were held during the fiscal year ended December 31, 2005, was 7. All of our incumbent directors other than Mr. Chan attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period for which they are directors, and (2) the total number of meetings held by all committees of the Board of Directors on which they served during the periods that they served.

Director Attendance at Annual Meetings

The Company’s policy is to encourage members of its Board of Directors to attend the annual meeting of stockholders and generally schedules a meeting of the Board of Directors on the date of the annual meeting to make it more convenient for them to do so. The Company did not hold an annual meeting in the prior year.

Communications by Stockholders to Board of Directors

Stockholders may communicate with the Board of Directors as a group, or any specified individual director, by writing to the Company’s US office at 2 Penn Center, Suite 1306, Philadelphia, PA 19102.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

The following table contains information concerning the compensation of our chief executive officer for the fiscal year ended December 31, 2005. No executive officer had compensation in excess of $100,000 in the fiscal year ended December 31, 2005.

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

				Other		Securities
Name and				Annual	Restricted	Underlying	LTIP	All Other
Principal				Compen-	Stock	Options/	Payouts	Compensation
Position	Year	Salary($)	Bonus($)	sation ($)	Award(s)	SARs (#)	($)	($)

Tianfu	2005	8,000	0	0	N/A	N/A	N/A	N/A
Yang,
CEO
	2004	6,000	0	0	N/A	N/A	N/A	N/A
	2003	6,000	0	0	N/A	N/A	N/A	N/A

Compensation of Directors

During the fiscal year ended December 31, 2005, Mr. Ching Chuen Chan received RMB 22,000 as a cash fee for 11 months of service as one of our directors. Mr. David Gatton and Mr. Patrick McManus each received $22,000 as a cash fee for 11 months of service as our directors.

On January 31, 2005, the Company granted a total of 150,000 stock options to purchase shares of its common stock to three directors of the Company under the Company’s 2005 Stock Option Plan (the “Plan”), pursuant to a written agreement (the “Agreement”). The option terminates five (5) years from the date of grant. Pursuant to the Agreement, the option shall become exercisable during the term that the optionee serves as a director of the Company as follows: (i) 50% of the shares of stock subject to this option became exercisable immediately as of the date of the Agreement; and (ii) the balance of the shares of stock subject to this option shall become exercisable in eight (8) equal quarterly installments of three thousand one hundred twenty-five (3,125) shares of stock subject to this option, the first installment to be exercisable as of the last day of the first quarter of calendar year 2005, with an additional 3,125 of such shares becoming exercisable as of the last day of each subsequent quarter. The Company granted to the optionee the right to purchase the number of shares of stock set forth in the Agreement, for cash (or other consideration as authorized under the Plan and acceptable to the Board of Directors, in their sole and absolute discretion) at $3.10 per share, such price being not less than eighty-five percent (85%) of the fair market value per share of the stock covered by the option as of the date of the Agreement.

Family Relationships

Mr. Tianfu Yang and Mr. Tianli Yang, both of whom hold executive offices, are brothers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 12, 2005, Harbin Tech Full Electric Co., Ltd. (“HTFE”), the Company’s indirect wholly-owned subsidiary, entered into an agreement with Harbin Tech Full Industry Co., Ltd. (“HTFI”), pursuant to which HTFI agreed to transfer all of its interests in a joint venture with Baldor Electric Company (“Baldor”) to HTFE. In exchange for the transfer of the interests in the joint venture, HTFE agreed to cause its publicly traded holding company to issue 1,000,000 shares of Harbin Electric, Inc.’s common stock to HTFI as a payment for the transfer of the joint venture interests. On May 12, 2005, HTFE and the Company signed a written consent amending the share transfer agreement whereby HTFE and the Company agreed that the Company is to issue 786,885 shares of the Company’s common stock for the transfer of HTFE’s interest in the joint venture, as opposed to the 1,000,000 shares as set forth in the original share transfer agreement dated January 12, 2005.

In accordance with the joint venture agreement, HTFI had a 65% equity ownership in the joint venture and Baldor had the remaining 35%. HTFI would have received 55% of the profits from the joint venture with the remainder of the profits going to Baldor.

Mr. Tianfu Yang, the Company’s Chief Executive Officer and Chairman of the Board of Directors, and the Company’s majority stockholder, is also the principal owner of HTFI.

Effective as of November 20, 2005, HTFI, HTFE and the Company signed a written consent to terminate the share transfer agreement dated as of January 12, 2005, and amended and restated as of May 12, 2005. The joint venture had no operations during the year. The shares contemplated in the transaction were never issued. As of December 31, 2005, all operational revenues of the Company have come from HTFE and all operational revenues rely on the proprietary technology and core patents of HTFE. The Harbin Baldor joint venture did not generate any revenue during the year.

STOCKHOLDER PROPOSALS

It is anticipated that our next annual meeting of stockholders will be held on or about June 30, 2007. Stockholders who wish to submit a proposal for inclusion in our proxy materials to be distributed in connection with next year’s annual meeting must submit their proposal so that we receive it no later than the close of business on May 1, 2007. Any such proposal must be in accordance with the requirements of Rule 14a-8 under the Exchange Act. Pursuant to such rule, simply submitting a proposal does not guarantee that it will be included in our proxy materials. All proposals and notices should be sent by certified mail, return receipt requested, to our US office at 2 Penn Center, Suite 1306, Philadelphia, PA 19102, to the attention of the Secretary. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or matter that does not comply with these and other applicable requirements.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and any person who owns more than 10% of our common stock, to file with the SEC initial reports of ownership of our common stock within 10 days of becoming a director, executive officer or greater than 10% stockholder, and reports of changes in ownership of our common stock before the end of the second business day following the day on which a transaction resulting in a change of ownership occurs. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to provide us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports provided to us and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% stockholders were complied with.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Board of Directors proposes the election of all of the following nominees as members of the Board of Directors, each to serve until the next annual meeting of stockholders held to elect directors and until their successors are elected and qualified.

Tianfu Yang, Chairman & CEO

Since January 24, 2005, Tianfu Yang, age 45, has been the Chairman of the Board of Directors and CEO of Harbin Electric. From May 2003 until present, Mr. Yang has been the Chairman and CEO of Harbin Tech Full Electric Co., Ltd. From 2000 until present, he has been the Chairman and CEO of Harbin Tech Full Industry Co., Ltd. From 1994 to 2000, he was the President of Harbin Tianheng Wood Industry Manufacture Co., Ltd. From 1991 to 1994, Mr. Yang was the President of Hong Kong Lianfa Real Estate Company. From 1988 to 1991, he was the President of Hong Kong Property Management Development. From 1986-1988, he was the President of Helongjiang Cultural Development Company and Guangzhou Subsidiary Company. Mr. Yang graduated from Zhejiang University with a Masters degree in Electric Motor Automation and Control. From 1978 to 1979, he was a professional member in the Heilongjiang Province Aeromodelling Team, twice becoming free-style aeromodelling champion in national competition. Mr. Yang is currently the commissioner of the China Electro-Technical Society in the Linear Motor and Electromagnetism Eradiation Specialist Committees. Mr. Yang is also the People’s Representative of the City of Harbin.

Suofei Xu, Vice-President & Board Member

Since January 24, 2005, Suofei Xu, age 42, has been a director and Vice President of Harbin Electric. From 2003 until present, Mr. Xu has been the Vice President of Harbin Tech Full Electric Co., Ltd. From 2003 until present, he has been the Vice President of Harbin Tech Full Industry Co., Ltd. From 2001 to 2003, he was an investment manager for Shenzhen Capital Group Co., Ltd. From 1997 to 2001, he worked at Guangfa Securities Co., Ltd. as a project manager. From 1991 to 1997, Mr. Xu worked as the Section Chief for system allocation reform of the Harbin Economic System Reform Committee. Mr. Xu graduated in 1988 from FuDan University with a B.A. in Law.

Ching Chuen Chan, Board Member, Chairman of Nominating and Corporate Governance Committee

Ching Chuen Chan, age 69, joined Harbin Electric’s Board of Directors in 2005 as an independent board member. Mr. Chan is an Honorary Professor at Hong Kong University’s Department of Electrical and Electronics Engineering. From 1976 through present, Mr. Chan earned many professorships in honorary, visiting and guest roles at world renowned institutions such as University of Hong Kong, Imperial College, London, Zhejiang University, Grenoble Polytechnic, France, Massachusetts Institute of Technology, USA and Tsing Hua University, Beijing among others. He is a Fellow of the Royal Academy of Engineering, U.K., the Chinese Academy of Engineering, the Ukraine Academy of Engineering Sciences and a Fellow and Vice President of Hong Kong Academy of Engineering Sciences. He is also a Fellow of IEEE, IEE and HKIE lecturing on electric vehicles worldwide and in 2000 was awarded the IEE International Lecture Medal. In 2001, he was selected as one of Asia’s Best Technology Pioneers by Asiaweek. During his career, Mr. Chan has advised on various consultancy projects for large corporations such as Ford Motor Company, Honda R & D Co Ltd., National Institute of Environmental Studies, Japan, Sumitomo Corporation and Mitsubishi Electric Corporation, as well as serving as advisor to government agencies, and is active in the National Committee of Chinese People’s Political Consultative Conference. Mr. Chan graduated from Tsing Hua University in 1959 with an MSc in Electrical Engineering, later achieving his PhD in 1982 from University of Hong Kong. From 1959 through 1966, Mr. Chan started his career lecturing at China University of Mining & Technology. From 1967 through 1976, Mr. Chan occupied the position of Chief Design Engineer post at the Shanghai Electric Machines Works.

Patrick McManus, Board Member, Chairman of Audit Committee

Patrick McManus CPA, J.D., age 52, joined Harbin Electric’s Board of Directors in 2005 as an independent board member. Mr. McManus is the audit committee financial expert for the Audit Committee. Mr. McManus brings over 25 years of experience in business, finance and law to Harbin Electric. He was elected Mayor of the City of Lynn, Massachusetts in 1992 and served in this position until his retirement to the private practice of law and accounting in 2002. While serving the City of Lynn as its Mayor, he was elected a member and trustee of the Executive Committee of the U.S. Conference of Mayors (“USCM”) with responsibility for developing policy for the USCM. He also served as the Chairman of the USCM Science and Technology Subcommittee, the Urban Water Council, and the USCM Audit Committee. Mayor McManus started his career in business with the General Electric Company in 1979, and was a Professor of Business and Finance at Salem State College in Massachusetts. Mayor McManus is an expert on China. He was instrumental in establishing a close alliance, as well as coordinating a regular exchange of visits by members of the U.S. Conference of Mayors and the China Association of Mayors. Mr. McManus has been a Certified Public Accountant since 1985. Mr. McManus received his J.D. from Boston College Law School and an M.B.A from Suffolk University.

David Gatton, Board Member, Chairman of Compensation Committee

David Gatton, age 53, joined Harbin Electric’s Board of Directors in 2005 as an independent board member. Since 1985, Mr. Gatton has served as the Chairman and President of Development Initiatives, Inc., a Washington, D.C.-based government relations firm specializing in urban affairs, business development and marketing, serving a variety of public and private clients. Mr. Gatton advises cities, organizations, and companies on business development strategies, public/private partnerships and marketing initiatives. He has advised various organizations on tax reform, economic development initiatives and a variety of environmental laws, including the reauthorization of the Clean Water Act, the Safe Drinking Water Act, the Resource Conservation and Recovery Act, Superfund and the Clean Air Act. Some of Mr. Gatton’s major accomplishments include: development of U.S.-Sino Memorandum of Cooperation between U.S. and China Association of Mayors, development of a national brownfield redevelopment initiative, development of several multifamily low- and moderate-income housing developments, business development strategies for various private firms, and assistance in development of economic development projects for numerous cities. Mr. Gatton holds a B.A. from Cornell College and a Master’s degree from Harvard University.

Feng Bai, Board Member

Feng Bai, age 36, joined Harbin Electric’s Board of Directors in 2006 as an independent board member. Mr. Bai founded Lighthouse Consulting Ltd. in Hong Kong in February 2003 and has been its Managing Director since its founding. Mr. Bai has been active in advising foreign corporations to invest and setup joint ventures in China. Since 1999, Mr. Bai has been involved in the trading and distribution business in China. From 1997 to 1999, Mr. Bai was employed by the investment banking division of Banco Santander, focusing on clients and transactions in Asia. Mr. Bai received his M.B.A. degree from Harvard Business School in 1997 and graduated from Babson College in 1993 with a B.S. in Finance/Investment and International Business Administration.

Yunyue Ye, Board Member

Yunyue Ye, age 54, joined Harbin Electric's Board of Directors in 2006 as an independent board member. Mr. Ye is currently a professor in Electrical Engineering at Zhejiang University, where he has taught for the past six years. Mr. Ye also currently serves as Director of the Aerospace Electric and Electrical Motor Institute of Zhejiang University and Director of the Linear Motor Institute of the Chinese Electrotechnical Society. Mr. Ye was also Council Member of the China Electrotechnical Society. Mr. Ye graduated from Zhejiang University in 1978.

Oliver Weisberg, Nominee for Board Member

Oliver Weisberg, age 33, is Managing Director and Head of the Special Situations – Asia Group at Citadel Investment Group, one of the world’s largest alternative investment institutions. He is responsible for all high yield, convertible, private, and special situation investments across Asia, including Japan. Prior to joining Citadel, Mr. Weisberg was the head of the distressed investment business at Deutsche Bank in Hong Kong from 2004 to 2006. Prior to joining Deutsche Bank, Mr. Weisberg was an Executive Director at Goldman Sachs & Co. in the Asian Special Situations Group in Hong Kong from 1999 to 2004. Mr. Weisberg graduated with a B.A. from Harvard College. He also spent one year doing advanced Chinese language work at the Stanford Center at Taiwan National University. Mr. Weisberg sits on the Board of Directors of Coastal Greenland Limited, a Hong-Kong-listed property developer, and Golden State Environment Corporation, a leading China-based water and waste treatment services provider. Mr. Weisberg has been designated by Citadel Equity Fund, Lt.d. (“CEF”) as a nominee for election to the Board of Directors pursuant to the terms of the Voting Agreement, dated as of August 30, 2006, among the Company, CEF and Mr. Tianfu Yang (the “Voting Agreement”). A copy of the Voting Agreement is included as Exhibit 4.8 to the Company’s Current Report on Form 8-K filed with the SEC on September 1, 2006.

Christopher Hsu, Nominee for Board Member

Christopher Chung-Yi Hsu, age 25, is a Director in the Special Situations – Asia Group of Citadel Investment Group, one of the world’s largest alternative investment institutions. Mr. Hsu is responsible for special situation and private investments across Asia, including Japan. A President’s Award graduate of the School of Engineering at Stanford University with a Bachelor’s of Science in Management Science Engineering, Mr. Hsu began his career in engineering including positions at Hewlett-Packard Co. from 2000 to 2001 and Lockheed Martin Corp in 2000. Mr. Hsu later held corporate finance and mergers and acquisitions positions in technology investment banking at Salomon Smith Barney in 2001, now Citigroup Global Investment Banking. Mr. Hsu transitioned his career to investment management and from 2002 to 2005 served as an Analyst at Aristeia Capital in New York. In 2005, he served as Vice President and Principal at JMB Capital Partners in Los Angeles. Currently, Mr. Hsu serves on the Board of Directors of Coastal Greenland Limited, a Hong-Kong-listed property developer, and Golden State Environment Corporation, a leading China-based water and waste treatment services provider. Previously, he had served on the steering and restructuring committees of Delta Air Lines, Silicon Graphics, and Independence Air. Mr. Hsu has been designated by CEF as a nominee for election to the Board of Directors pursuant to the terms of the Voting Agreement. A copy of the Voting Agreement is included as Exhibit 4.8 to the Company’s Current Report on Form 8-K filed with the SEC on September 1, 2006.

RECOMMENDATION AND VOTE REQUIRED

The affirmative vote of the plurality of the shares as of the Record Date that are represented at the Annual Meeting will determine the 9 persons who are elected to the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH NOMINEE AS A DIRECTOR.

OTHER BUSINESS

The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of annual meeting of stockholders.

GENERAL INFORMATION

Unless contrary instructions are indicated on the proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR each of the nominees identified in the Proxy Statement with respect to Proposal No. 1. The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specifications so made.

A list of the Company’s stockholders of record at the close of business on October 18, 2006, will be available at the Annual Meeting and during the ten days prior thereto, at the US office of the Company at 2 Penn Center, Suite 1306, Philadelphia, PA 19102.

HOUSEHOLDING INFORMATION

Only one proxy statement is being delivered to multiple security holders sharing an address, having received prior notice of our intent to deliver one report per address, unless the Company received contrary instructions from one or more of the security holders.

If you and other stockholders of the Company with whom you share an address currently receive multiple copies of annual reports and/or proxy statements, or if you hold stock in more than one account and, in either case, you wish to receive only a single copy of the proxy for your household, please call the Company’s US office at (215) 854-8104 or mail a request to the US office of the Company at 2 Penn Center, Suite 1306, Philadelphia, PA 19102, with the names in which all accounts are registered and the name of the account for which you wish to receive mailings.

If you only receive a single copy of the proxy for your household and wish to receive a separate copy of the annual report or proxy statement, or if you wish to receive separate copies of future annual reports and/or proxy statements, please call the Company’s US office at (215) 854-8104 or mail a request to the US office of the Company at 2 Penn Center, Suite 1306, Philadelphia, PA 19102. We will deliver the requested documents promptly upon your request.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

APPENDICES

Appendix A	–	Nominating and Corporate Governance Committee Charter
Appendix B	–	Audit Committee Charter

By order of the Board of Directors

Tianfu Yang, Chairman of the Board of Directors and Chief Executive Officer

Harbin, People’s Republic of China October 25, 2006

Appendix A

Nominating & Corporate Governance Committee Charter
of the
Harbin Electric Board of Directors

Approved by the Board of Directors and effective as of February 17, 2006

Charter

This Charter documents the purpose, authority, composition, and responsibilities of the Nominating & Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Harbin Electric, Inc. (“Harbin Electric”). From time to time, this Charter shall be amended, published, distributed, filed, or reported as considered appropriate by the Board or as may be required by applicable laws or rules of various regulatory agencies, such as the listing standards promulgated by the NASDAQ Stock Exchange (the “NASDAQ”).

Purpose and Authority

The Board has appointed this Committee to assist and advise the Board with respect to:

1	.	Identifying individuals qualified to become members of the Board;
2	.	Recommending to the Board the director nominees for the next annual meeting of shareholders;
3	.	Evaluating the overall functioning and performance of the Board and its committees; and
4	.	Developing and overseeing a set of corporate governance guidelines for Harbin Electric.

Composition

The Committee shall be comprised of three or more directors as determined from time to time by the Board.

Qualifications

Each member of the Committee must meet the qualifications of an “independent director” as defined by the appropriate Regulatory Agency and NASD Rule 4200. The Chairman and each other member of the Committee shall be appointed by the Board and shall serve until such member’s successor is appointed and qualified or until such member’s earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by a majority vote of the Board.

Meetings

The Committee shall meet at least one time annually. For the transaction of business at any meeting of the Committee, a majority of the members shall constitute a quorum. If the Committee Chairman is not present at a Committee meeting, the members of the Committee may designate a Chair by a majority vote of the Committee membership. Minutes of each meeting shall be kept and the Secretary or Assistant Secretary of Harbin Electric shall maintain all Minutes of the Committee.

Annual Committee Review

The Committee shall annually perform a review and evaluation of the adequacy of the Charter and of the performance of the Committee and its members under the Charter and report its conclusions to the Board. The Committee shall determine whether any changes to the Charter are advisable or any corrective actions should be undertaken to correct any deficiencies or weaknesses noted in the review and evaluation. The Committee shall present any amendments to the Charter or corrective actions that the Committee considers necessary or appropriate to the Board for its approval.

Duties and Responsibilities

General responsibilities of the Committee will be consistent with Harbin Electric’s Bylaws, as amended, and will include, but are not limited to, the following. The Committee shall:

1.	Based upon its evaluations, recommend to the Board whether existing Board members should be nominated for new terms or replaced and whether more or fewer members are appropriate;
2.	Assist the Board in establishing criteria to select new directors and recommend to the Board a process for orientation of new Board or committee members;
3.	Oversee the search for individuals qualified to become members of the Board and recommend to the Board director nominees to be presented for approval at the annual meeting of shareholders. In identifying candidates for membership on the Board, the Committee shall take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board;
4.	Consider nominees for directors recommended by Harbin Electric’s shareholders consistent with the provisions of Harbin Electric’s Bylaws, as amended;
5.	Establish standards for the functioning of the Board and evaluate the overall functioning and performance of the Board, its committees and management;
6.	Review the committee structure of the Board and recommend for its approval directors to serve as members of each committee. The Committee shall review and make recommendations with respect to committee membership annually and shall recommend additional committee members to fill vacancies as needed;
7.	Approve, or recommend to the Board the approval of, the annual fees and other compensation associated with Board membership and the memberships of the various committees of the Board, taking into account Harbin Electric’s performance, relative shareholder return, compensation received by similar positions at similarly situated companies, and compensation and incentives awarded for these memberships at Harbin Electric in the past;
8.	Develop and recommend to the Board for its approval a set of corporate governance guidelines consistent with Harbin Electric’s Bylaws, as amended. The Committee shall review the guidelines annually, or more frequently as circumstances dictate, and recommend changes to the Board as necessary;
9.	Report to the Board after each Committee meeting;
10.	Retain, at Harbin Electric’s expense, and terminate: 1) any search firm and any legal, accounting, or other outside advisors that it considers necessary or appropriate to assist with the identification of director candidates, and to approve the firm’s fees and retention terms; and 2) any legal, accounting or other outside advisors to advise the Committee on any corporate governance matters within the scope of the Committee’s duties and responsibilities, that it deems necessary in the performance of its duties; and
11.	Call upon the office of Harbin Electric’s Secretary for administrative support and background and procedure information regarding corporate governance matters when necessary and considered appropriate.

Appendix B

     Audit Committee Charter
of the
Harbin Electric Board of Directors

Approved by the Board of Directors and effective as of February 17, 2006

Charter

This Charter governs the operations of the Audit Committee (the “Committee”) of the Board of Directors of Harbin Electric, Inc. (“Harbin Electric”). The Committee shall review and reassess the Charter at least annually and obtain the approval of the Board of Directors of any changes. From time to time, this Charter shall be amended, published, distributed, filed, and/or reported as deemed appropriate by Harbin Electric’s Board, to the extent applicable to the Committee, as may be required by applicable laws or rules of various regulatory agencies, such as the listing standards promulgated by the NASDAQ Stock Exchange.

All Committee members shall be financially literate, possessing the ability to read and understand the fundamental of financial statements, and at least one member shall be an “Audit Committee financial expert,” as defined by the Securities and Exchange Commission (“SEC”) regulations.

Purpose and Authority

The Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to:

  the integrity of Harbin Electric’s financial statements;

  the financial reporting process;

  the systems of internal accounting and financial controls;

  the performance of Harbin Electric’s internal audit function and independent auditors;

  the independent auditor’s qualifications and independence; and

  Harbin Electric’s compliance with ethics policies and legal and regulatory requirements.

In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee and the independent auditors, the internal auditors, and management of Harbin Electric.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of Harbin Electric and with the authority and funding to engage independent counsel and such other advisors as it determines necessary to carry out its duties.

Composition

The Committee shall be comprised of three or more directors as determined from time to time by the Board. At least one member shall be an “Audit Committee financial expert,” as defined by the Securities and Exchange Commission (“SEC”) regulations.

Qualifications

Each member of the Committee must meet the qualifications of an “independent director” as defined by the appropriate Regulatory Agency and NASD Rule 4200. The Chairman and each other member of the Committee shall be appointed by the Board and shall serve until such member’s successor is appointed and qualified or until such member’s earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by a majority vote of the Board.

All Committee members shall be financially literate, and at least one member shall be an “Audit Committee financial expert,” as defined by the Securities and Exchange Commission (“SEC”) regulations.

Meetings

The Committee shall meet at least one time annually. For the transaction of business at any meeting of the Committee, a majority of the members shall constitute a quorum. If the Committee Chairman is not present at a Committee meeting, the members of the Committee may designate a Chair by a majority vote of the Committee membership. Minutes of each meeting shall be kept and the Secretary or Assistant Secretary of Harbin Electric shall maintain all Minutes of the Committee.

Annual Committee Review

The Committee shall annually perform a review and evaluation of the adequacy of the Charter and the performance of the Committee and its members and report its conclusions to the Board. The Committee shall determine whether any changes to the Charter are advisable or any corrective actions should be undertaken to correct any deficiencies or weaknesses noted in the review and evaluation. The Committee shall present any amendments to the Charter or corrective actions that the Committee considers necessary or appropriate to the Board for its approval.

Duties and Responsibilities

The primary responsibility of the Committee is to oversee Harbin Electric’s financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that Harbin Electric’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of Harbin Electric’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by Harbin Electric. The independent auditors are responsible for auditing Harbin Electric’s financial statements and for reviewing Harbin Electric’s unaudited interim financial statements.

In carrying out its responsibilities, the Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

1.	The Committee shall be directly responsible for the appointment, retention and termination of the independent auditors, and the independent auditors shall report directly to the Committee.
2.	The Committee also shall be directly responsible for the oversight of the work of the independent auditors, including resolution of disagreements between management and the independent auditors regarding financial reporting.
3.	The Committee shall pre-approve all audit and non-audit services provided by the independent auditors, or any other audit firm, and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation.
4.	The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.
5.	At least annually, the Committee shall obtain and review a report by the independent auditors describing:

  The independent auditing firm’s internal quality control procedures.

  Any material issues raised by the most recent internal quality control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

  All relationships between the independent auditing firm and Harbin Electric (to assess the independent auditing firm’s independence).
6.	The Committee shall set hiring policies at Harbin Electric for employees or former employees of the independent auditors; such policies shall be in accord with SEC regulations and NASDAQ Stock Exchange listing standards.
7.	The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation.
8.	The Committee shall discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of Harbin Electric’s accounting and financial controls, including Harbin Electric’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs, such as Harbin Electric’s Code of Ethics and Business Conduct.
9.	The Committee shall meet separately periodically with management, the internal auditors and the independent auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the Committee. The Committee shall review with the independent auditor any audit problems or difficulties and management’s response.
10.	The Committee shall receive a report from the independent auditor, prior to the filing of its audit report with the SEC, concerning:
  All critical accounting policies and practices of Harbin Electric.

  All material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor.

  Other material written communications between the independent auditor and management.

11.	The Committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.
12.	The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.
13.	The Committee shall review the interim financial statements and disclosures under Management’s discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of Harbin Electric’s Quarterly Report on Form 10-Q. The Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.
14.	The Committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in Harbin Electric’s Annual Report on Form 10-K (or the annual report to shareholders, if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.
15.	The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by Harbin Electric regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of Harbin Electric of concerns regarding questionable accounting or auditing matters.
16.	The Committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

17.	The Committee shall prepare its report to be included in Harbin Electric’s annual proxy statement, as required by SEC regulations.
18.	The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

HARBIN ELECTRIC, INC.
ATTN: BARRY RAEBURN
1500 JFK BLVD
2 PENN CENTER STE 1306
PHILADELPHIA, PA 19102

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Harbin Electric, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HRBIN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HARBIN ELECTRIC, INC.

Vote on Directors				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	To elect the following 9 nominees as members of the Board of Directors to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified:			☐	☐	☐

Nominees:

1. Tianfu Yang 2. Suofei Xu 3. Ching Chuen Chan 4. Patrick McManus 5. David Gatton 6. Feng Bai 7. Yunyue Ye 8. Christopher Hsu 9. Oliver Weisberg

Please indicate if you plan to attend this meeting.		Yes ☐	No ☐

Please sign exactly as the name or names appear(s) on your stock certificate(s). If the shares are issued in the names of two or more persons, all such persons should sign the proxy. A proxy executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees, and partners should indicate their titles when signing.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)			Date

HARBIN ELECTRIC, INC.

ANNUAL MEETING OF STOCKHOLDERS

Friday, November 17, 2006

The undersigned hereby (a) acknowledges receipt of notice of the 2006 Annual Meeting of Stockholders, (b) appoints Tianfu Yang, David Gatton and Patrick McManus, or any of them, each with full power of substitution, as the true and lawful attorneys, agents and proxy holders of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders, to be held at the US office of the Company at 2 Penn Center, 2nd Floor Conference Room, Philadelphia, PA 19102 on Friday, November 17, 2006 at 11:00 a.m. Eastern Standard time, or any adjournments thereof, (c) authorizes each of them to vote the number of shares of Company common stock the undersigned would be entitled to vote if personally present on the matters set forth on the reverse side, and (d) revokes any proxies heretofore given.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS
DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THIS PROXY WILL BE VOTED FOR THE ELECTION OF
THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(continued and to be signed on the reverse side)